ARTICLES OF ASSSOCIATION

PART 1 - GENERAL PROVISIONS

Article 1 - Company Name

The company's name is EOLOCRISA, S.L. UNIPERSONAL

Article 2 - Object

1    The  object  of  the  company   includes  the   consultancy,   development,
     construction,    operation   and/or   ownership   of   energy    generation
     installations,   and  especially  wind  energy,  taking  any  necessary  or supplementary  action for the purpose,  complying at all times with current legislation  in the trading  area.  The  company  will hold,  purchase  and dispose of properties.

2    If legal provisions require any professional title, or official licence, or inscription in Public Registers in order to carry out any of the activities included in the company's  object,  the said activities must be carried out through a person who has such professional  title and who may not undertake the  same  until  the  relevant  authorisation  and  registration  has been obtained.

3    The activities  included in the company's object may be carried out totally or in part,  directly  or  indirectly,  in any form  allowed by law and, in particular,  through the ownership of shares or holdings in companies  with identical or similar objectives.

Article 3 - Duration of the Company, Year End Date and Start Of Operations

1    The duration of the company is indefinite.

2    The Company's year-end date will be 31st December of each year.

3    The  Company  will  commence  trading  on  the  date  of  execution  of its incorporation documents.

Article 4 - Registered Office and Branches

1    The Company's  registered  office is to be situated in Madrid,  Paseo de la
     Castellana 23, 2(0), 28046, Madrid.

2    The Board of Directors will be empowered to decide or approve the change of the registered office within the same municipal area.

3    Similarly,  the Board of  Directors  will be empowered to decide or approve the creation,  closure or movement of branches within and outside  national territory

PART II - REGISTERED CAPITAL AND SHARES

Article 5 - Registered Capital

The  registered  capital is SIX THOUSAND TWO HUNDRED (6200) EUROS and is divided into SIX HUNDRED AND TWENTY (620) shares with a nominal  value of TEN (10) EUROS each,  numbered  consecutively  from 1 to 620 both inclusive,  accumulative  and indivisible,  that shall not be incorporated  into  negotiable  documents nor be called shares. The share capital is totally subscribed and paid-up.

Article 6 - Procedure for the Transfer of Company Shares

1    The voluntary transfer of company shares by " inter vivos" is as set out in the Limited Liability Company Act.

2    The procedure for compulsory transfer of company shares will be that as set out broadly in the Limited Liability Company Act.

     The company will have a  preferential  right to purchase the company shares that are auctioned or any other form of compulsory disposal. The details of this  right  of  preferential  acquisition  is as set  out  in the  Limited
     Liability  Company Act and the company may only  exercise  its right should the shareholders not exercise their legally recognised right.

3    Similarly,  the  procedure  of  transfer  in  the  case  of  death  of  any shareholder will be that which is legally established.

     The surviving  shareholders will have the right to preferential purchase of the shares of the deceased  shareholder,  at the real value they had on the day of the death of the shareholder.  Determining the value, the conditions of exercising  the right to  preferential  purchase and the form of payment will be as set out by current legislation.

4    Transfers  that are  carried  out  contrary  to the  terms  set out in this
     Article will not be recognised by the company.

PART III - COMPANY BODIES

Article 7 - Company Bodies

The  company  will have a General  Meeting  and an  Administrative  Body.  These
bodies,  insofar as not provided for in these Articles,  will be governed by the provisions of the Limited Liability Company Act.

CHAPTER 1 THE GENERAL MEETING

Article 8 - Powers of the General Meeting

The General Meeting will discuss and agree,  by the majority  established in law or by these  Articles,  those matters falling within its powers as determined by law and by these Articles.  The matters specified in Article 16 are, inter alia, those reserved to the competence of the General Meeting.

Article 9 - Calling the General Meeting

1    The  General  Meeting  shall be called by the Board of  Directors  and,  if appropriate, by the liquidators of the company.

2    The General Meeting shall be called by individual notice, that will be sent by registered post with  acknowledgement  of receipt to the address that is stated in the Shareholders'  Register.  There shall be at least a period of fifteen days between the date upon which the notice was sent to the last of the shareholders and the date set for the Meeting.

3    The notice for  convening the meeting will be signed by the Chairman of the
     Board of Directors

Article 10 - Venue

The General  Meeting  will be held at the address that is set out in the notice.
If in the  notice  the  address  is  not  specifically  indicated,  it  will  be understood  that  the  Meeting  will  be held at the  registered  office  of the company.

Article 11 - The Universal Meeting

1    The Universal Meeting will be validly  constituted to deal with any matter, without requiring  previous notice,  provided that all the share capital is present or  represented  and that those  present agree  unanimously  to the
     Meeting being held and to the Agenda of said Meeting.

2    The Universal Meeting may be held anywhere in national territory or abroad.

Article 12 - Attendance and Representation

1    The holders of one or more shares  recorded in the  Shareholders'  Register or, those who have  communicated  to the company their  purchase of company shares before the Meeting is held, may attend the General Meeting.

2    Members may be represented at the General  Meeting by another  shareholder, their spouse, descendant or older relation, or a person who holds the power of attorney granted by notarised document with the powers to administer all the assets  that the said  represented  shareholder  might have in national territory.

Article 13 - Management of the General Meeting

1    The  Chairman and  Secretary of the General  Meeting will be elected by the current shareholders at the start of the meeting.

2    If the  presence  of a Notary  is  required,  he will also form part of the
     Board at the General Meeting.

Article 14 - Attendance List

1    Before beginning the Agenda, the Secretary of the General Meeting will make a list of those present at the meeting, in which will be shown the names of
     the   shareholders   present   and   of   those   represented   and   their
     representatives, as well as stating the corresponding number of shares.

2.   If the list of  attendees  is not shown at the  beginning of the Minutes of the General Meeting,  it will be attached to them by an annex signed by the
     Secretary and approved by the Chairman.

Article 15 - General Meeting Procedures

1    When the list of the  attendees  has been  drawn  up,  the  President  will declare that the General Meeting is validly constituted, and if such be the case,  stating  whether the  Meeting may begin to consider  all the matters included in the agenda or which of them the General Meeting may discuss and decide upon.

2    The Chairman  will open the  discussions  with the matters  included in the
     Agenda and in the order in which they are set out.

3    Everybody  with the right to attend may  intervene  in the  discussion,  at least once, regarding each one of the matters on the Agenda.  Nevertheless, the Chairman of the General  Meeting will be able to set out a rota for the interventions  and  limit,  at any  time,  the  maximum  duration  of  each intervention.

4    When  the  Chairman   considers  that  the  matter  has  been  sufficiently
     discussed, it will be submitted to a vote.

Article 16 - Adoption of Resolutions

1    The  resolutions  will be adopted by the  majority of valid votes  provided that they represent one-third of the votes corresponding to the shares into which the capital is divided. Blank votes will not be counted.

2    The removal of  shareholders of the Board will require a favourable vote of two-thirds of the votes  corresponding to the shares into which the capital is divided.

3    A favourable  vote of two thirds of the votes  corresponding  to the shares into which the capital is divided will also be required  for the  exclusion of shareholders  and for resolutions  regarding the  authorisation  so that directors may carry out for themselves or others,  similar or complementary activities as those that are included in the company's objects.

4    Notwithstanding that set out in the previous paragraphs,  a favourable vote of eighty per cent of the votes  corresponding to the shares into which the capital is divided will be required for:

          1)   Resolutions to increase or reduce the share capital and any other
               modification   to  the   Articles   of   Association,   including
               modification of the company's object;

          2)   Resolution to wind up the company;

          3)   Modification  of the  characteristics  of the Board of Directors, and the number of its members;

          4)   Resolution regarding the acquisition, sale or amortisation of own shares;

          5)   Resolutions that arise regarding  situations of insolvency of the company;

          6)   Resolutions relating to the distribution of dividends;

          7)   Resolutions relating to the appointment and dismissal of auditors when appropriate, without prejudice to the legal requirements;

          8)   Resolutions concerning the transformation, merger or sub-division of the company,  the cancellation of the  preferential  rights of purchase regarding capital increases.

5    With  regard  to  decisions  upon  the net  profits  of the  company  it is understood  that they will be  distributed,  if any,  each year between the members,  unless  it be  agreed  by a vote  against  of 80 per  cent of the capital,  in accordance with the adopted balance sheet and having regard to the  prior  applications  to be  carried  out in  accordance  with  current legislation.

CHAPTER 2 - THE ADMINISTRATIVE BODY

Article 17 - Structure of the Administrative Body

1    The  company  will  be  managed,  as  decided  by the  General  Meeting  in accordance  with the  provisions set by law, by a Board of Directors with a minimum of 3 and a maximum of 6 directors.

2    The authority to appoint  directors  resides  exclusively  with the General
     Meeting.

3    Alternate  directors  may be appointed in case one or more of the directors should resign for whatever reason.

Article 18 - Conditions, Remuneration, Duration of Office

1    A member of the Board of Directors does not have to be a shareholder of the company.

2    The members of the Board of Directors  shall be in office for an indefinite period.

3    The office of director is not remunerated.

Article 19 - Administrative Powers

1    The Board of Directors is responsible for representing the company,  in and out of court,  and  should  extend to all acts  included  in the  company's object.

2    The Board of  Directors is empowered to deal with all matters in respect of the operation,  representation and management of the company, including all type of acts of disposal.

Article 20 - Power Of Attorney

Powers of attorney,  in and out of court,  shall be vested in the Administrative
Body in the manner established by law.

Article 21 - Officers of the Board of Directors

1    The Board of Directors  shall elect its Chairman and, if so wished,  one or more Vice-Chairmen.  In the case of several Vice-Chairmen,  each one of the vice-presidencies  will  be  numbered.  The  priority  of the  number  will determine the order in which the Vice-Chairmen will substitute the Chairman in those cases of absence, incapacity or vacancy.

2    The Board of  Directors  shall  elect a  Secretary  and,  if so  wished,  a
     Vice-Secretary,  neither of whom have to be  directors,  in which case they will  have the  right to speak  but not to vote.  The  Vice-Secretary  will substitute the Secretary in cases of absence, incapacity or vacancy.

Article 22 - Notice Convening the Board of Directors

1    The Board of  Directors  will be  convened by the  Chairman,  or in case of death, absence, incapacity or impossibility,  by the Vice-Chairman,  and at least one meeting  should be held every three  months  provided  that it is considered necessary or appropriate. The said meeting must be held whenever at least one  member of the Board of  Directors  requests  it. If  fourteen natural  days have  passed  from the  receipt of the  request  without  the
     Chairman  having  convened  the Board,  the Board  shall be convened by the member of the Board that requested the meeting of the Board.

2    The notice must state the Agenda for the meeting.

3    The notice will be sent by letter with proof of delivery and receipt to the address  of each one of the  members  of the Board  that is filed  with the company, at least fifteen days prior to the day fixed for the meeting.

     It will not be  necessary  to send a notice if all the members of the Board of Directors were notified at the previous meeting.

4    The Board of Directors is taken as being validly  constituted  without need for a notice if all the  members  are  present  or  represented  and accept unanimously that the meeting be held.

5    A written  poll  outside a meeting  will only be allowed  when no  director opposes such a procedure.

Article 23 - Venue for The Board Meeting

The  Board of  Directors  meetings  will be held at the  company'  s  registered office,  except  when the notice  indicates  another  venue.  The  notices  that indicate a meeting place abroad will only be valid if no director objects to.

Article 24 - Quorum of the Board of Directors

1    The Board of Directors  will be deemed  validly  constituted to discuss and resolve  any matter when there are  present or  represented  at the meeting five  members of the Board that were  appointed  at the time by the General
     Meeting,  even though all members were not  appointed or even if afterwards vacancies might have occurred.

2    Members of the Board of Directors may only delegate their representation to another member of the Board.

3    The  said   representation  must  be  granted  by  any  written  means  and specifically for each meeting.

Article 25 - Agenda of the Board of Directors

The Board of Directors shall be able to discuss and adopt  resolutions  upon any appropriate  matters  within  their  powers even when they are not  specifically stated in the Agenda attached to the notice convening the meeting.

Article 26 - Procedure for Discussing and Adopting Resolutions of the Board of Directors

1    The Chairman shall submit for discussion the matters on the Agenda, equally if they were stated in the notice as if they were drawn up at the beginning of the  meeting.  Any of the  members of the Board,  before the  meeting or during  it,  will have the right to put  forward  for  discussion  and vote thereafter  any  other  matter,  in the order in which  the  President  may determine.

2    When  the  President  considers  that  the  matter  has  been  sufficiently discussed,  he will put it to a vote; each member of the Board,  present or represented, will have one vote.

3    The  decisions  will be adopted by absolute  majority of the members of the
     Board that attend personally or by representation.

4    Notwithstanding  the foregoing,  the adoption of decisions  relating to the matters set out below will require a favourable  vote of two thirds five of the members of the Board of Directors:

     1)   To contract  new loans that  provide  financing  not  required for the ordinary course of business of the company.

     2)   To modify contracts previously entered into by the company,.

     3)   To give  guarantees  or bonds in  favour  of the  company  or of other people.

     4)   Without prejudice to that set out in previous Articles,  the giving of mortgages or whatever type of real or personal guarantees,  as well as any charge of any type upon the assets or the income of the company.

     5)   Granting  loans or advances to third  parties,  except such an advance that is granted as a consequence of the ordinary course of business.

     6)   Contracting with any shareholder or with any shareholder's  affiliated business.

     7)   The disposal of any tangible asset of the company.

     8)   To enter into any  contract  which goes beyond the  company'  ordinary business.

     9)   The  instigation  as well as the  planning  to  contend  or  defend in respect of judicial claims or arbitration procedures.

     10)  The approval and modification of budgets.

     11)  To incur any  expenditure  that exceeds that budgeted  for,  except in cases  of  proven  urgency  or by a legal  or  contractual  obligation validly entered into in accordance with these Articles.

     12)  To hire personnel.

     13)  The  acquisitions  or  disposals  of  shares  or  interests  in  other companies.

     14)  To enter into long-term  agreements that require a period of notice of at least three  months to terminate  the  agreement or that carry with them serious or unquantifiable  risks at the date of completion of the said agreement.

     15)  To enter into contracts  whose overall return for the company  exceeds the amount of pesetas 5 million.

Article 27 - Delegation of Powers

1    The Board of Directors may delegate  permanently,  the whole or part of its powers to an executive  committee and one or more managing  directors,  and decide upon the members of the Board who would hold office in the delegated body.

2    The permanent  delegation of powers and the selection of the members of the
     Board who are to occupy such offices shall require for their validation the favourable  vote of  two-thirds of the number of members of the Board which at that time had been fixed by the General  Meeting for the  composition of this body,  even  though not all  members  were  appointed  or even  though afterwards vacancies had occurred.

3    The directors with management  responsibilities shall have the express duty to  advise  each one of the  directors  about the  daily  operation  of the company.

PART IV - WINDING UP AND LIQUIDATION OF THE COMPANY

Article 28 - Winding Up and Liquidation of the Company

The company will be wound up for reasons set out in law.

Article 29 - Liquidators

Once the company has been dissolved, all the currently named directors inscribed in the  Mercantile  Register  will by right become the  liquidators,  unless the company had appointed  others upon agreement to the winding up. The  liquidators will act internally according to the rules which governed the Board of Directors prior to the liquidation of the company.

Article 30 - Power Of Attorney of the Wound Up Company

If the  company is wound up, the power of attorney  will be held  jointly by the liquidators,  whatever might be the basis of the power of attorney attributed to the Board of Directors.